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Exhibit 23

CONSENT OF THE INDEPENDENT
PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-3 (Nos. 33-69961, 33-69397, 33-31113, 33-03091 and 33-85348), Form S-8 (Nos. 33-35386, 33-78524, 33-78922 and 33-61267) and Form S-4 (No. 33-53627) of Chattem Inc. (the "Registrant") of our report dated May 21, 2002, with respect to the balance sheet of the Selsun Blue Product Line of Abbott Laboratories as of December 31, 2001 and the related statement of product line income for the year then ended, which report appears in this Form 8-K/A.

Chicago, Illinois June 10, 2002	/s/ BDO SEIDMAN, LLP

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  Exhibit 23
CONSENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS